Exhibit 10.10

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, John Bode (“Bode”) and Tribune Publishing Company, LLC (the “Company”) entered into an Employment Agreement (the “Agreement”) in September 2013; and

WHEREAS, in exchange for good and valuable consideration, the receipt and sufficiently of which are acknowledged by both parties, Bode and the Company desire to amend the Agreement;

NOW THEREFORE, it is hereby agreed that the Agreement is amended in the following respects:

1.	Section 4(c) of the Agreement is hereby amended to provide that the restricted stock units (“RSUs”) and nonqualified stock options (“Options”) shall be granted in Tribune Publishing Company stock, not Tribune Company stock, said grants to occur at the time as grants are made to other executives of Tribune Publishing Company. For avoidance of doubt, Bode will not be granted any RSUs or any Options in Tribune Company under the Agreement.

2.	Other than as amended herein, the Agreement remains in full force and effect.

TRIBUNE PUBLISHING COMPANY, LLC

/s/ John Bode		By	/s/ Eddy Hartenstein
John Bode

Date:	6/12/2014	Date:	6/11/14